EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-22019 on Form N-1A of our reports dated October 19 2021, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended August 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 23, 2021

Schedule A

Eaton Vance Growth Trust

Report Date	Fund Name

October 19, 2021	Eaton Vance Richard Bernstein Equity Strategy Fund
October 19, 2021	Eaton Vance Richard Bernstein All Asset Strategy Fund
October 19, 2021	Eaton Vance Worldwide Health Sciences Fund
October 19, 2021	Eaton Vance Greater China Growth Fund